                                                                     EXHIBIT 3.2

                      PROGRESSIVE DISTRIBUTION SYSTEMS, INC.

                               ARTICLES OF AMENDMENT
                                         TO
                             ARTICLES OF INCORPORATION


     The undersigned President of Progressive Distribution Systems, Inc., a corporation formed pursuant to Minnesota Statutes (the "Corporation"), in order to amend the Articles of Incorporation of the Corporation hereby states as follows:

     The following amendment to the Articles of Incorporation of the Corporation was adopted by the Written Action of the Corporation's sole shareholder taken in lieu of a meeting in accordance with Minnesota Statutes, Chapter 302A.441, effective February 24, 1994:

     RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended as follows:

                                     "ARTICLE I

          The name of this corporation shall be PDS Financial Corporation."

     IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of February, 1994.



                    /s/  Johan P. Finley
                    ---------------------------
                    Johan P. Finley, President